UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2021

Hercules Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HTGC	New York Stock Exchange
5.25% Notes due 2025	HCXZ	New York Stock Exchange
6.25% Notes due 2033	HCXY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 16, 2021, in connection with a previously announced public offering, Hercules Capital, Inc. (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), entered into a Seventh Supplemental Indenture (the “Seventh Supplemental Indenture”) to that certain indenture, dated March 6, 2012, between the Company and the Trustee (together with the Seventh Supplemental Indenture, the “Indenture”). The Seventh Supplemental Indenture relates to the Company’s issuance, offer and sale of $325.0 million in aggregate principal amount of its 2.625% Notes due 2026 (the “Notes”).

The Notes will mature on September 16, 2026, unless previously redeemed or repurchased in accordance with their terms. The interest rate of the Notes is 2.625% per year and will be paid semiannually in arrears on March 16 and September 16 of each year, commencing March 16, 2022. The Notes are the Company’s unsecured obligations that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated, or junior, in right of payment to the Notes. The Notes will not be guaranteed by any of the Company’s current or future subsidiaries. The Notes will rank pari passu, or equally, in right of payment with all of the Company’s existing and future liabilities that are not so subordinated, or junior. The Notes will effectively rank subordinated, or junior, to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The Notes will rank structurally subordinated, or junior, to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

The Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option at par, plus a “make whole” premium, if applicable.

The Indenture contains certain covenants, including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”), or any successor provisions, giving effect to any exemptive relief granted to the Company by the Securities and Exchange Commission (the “SEC”) (even if the Company is no longer subject to the 1940 Act), and to provide certain financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, to file any periodic reports with the SEC. These covenants are subject to important limitations and exceptions that are set forth in the Indenture.

The Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form N-2 (Registration No. 333-231089) previously filed with the SEC on April 29, 2019, as amended on April 30, 2019 and May 6, 2019 and as supplemented by a preliminary prospectus supplement dated September 13, 2021 and a final prospectus supplement dated September 13, 2021. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The transaction closed on September 16, 2021.

The Company expects to use the net proceeds from this offering (i) to repurchase or redeem all or a portion of the Company’s asset-backed notes (the “Asset Backed Notes,” comprising the Company’s 4.605% asset-backed notes due 2027 and 4.703% asset-backed notes due 2028), (ii) to fund investments in debt and equity securities in accordance with the Company’s investment objective, and (iii) for other general corporate purposes.

The foregoing descriptions of the Seventh Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Seventh Supplemental Indenture and the form of global note representing the Notes, respectively, each filed or incorporated by reference as exhibits hereto and incorporated by reference herein. This Report does not constitute a notice of redemption with respect to any of the Asset-Backed Notes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Number	Exhibit

4.1	Indenture, dated as of March 6, 2012, between the Registrant and U.S. Bank National Association (Incorporated by reference to Exhibit (d)(7) of the Company’s Post-Effective Amendment No. 1 to the Registration Statement on Form N-2, File No. 333-179431, filed on April 17, 2012).

4.2	Seventh Supplemental Indenture, dated as of September 16, 2021 between the Registrant and U.S. Bank National Association.

4.3	Form of Global Note (included in Exhibit 4.2 hereto).

5.1	Opinion of Dechert LLP.

23.1	Consent of Dechert LLP (included in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.
September 16, 2021
	By:	/s/ Melanie Grace
Melanie Grace
General Counsel